Exhibit 4.4

Confidential

THE SYMBOL “[****]” DENOTES PLACES WHERE CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

AMENDMENT NO. 1 TO AGREEMENT

This Amendment No.1 to Agreement is made as of February  26, 2018  (the “Amendment Effective Date”) by and between RedHill Biopharma Ltd. (“RedHill”) and Salix Pharmaceuticals, Inc. (“Salix”).

WITNESETH

WHEREAS, RedHill and Salix have entered into that certain Agreement dated February 27, 2014 (the “Agreement”); and

WHEREAS, [****] and the Parties desire to amend the Agreement to reflect certain changes to the Agreement;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Parties hereby agree as follows:

1.           All terms not otherwise defined herein shall have the meaning ascribed thereto in the Agreement, unless the context requires otherwise.

2.           RedHill hereby [****] of the Agreement pursuant to [****] and the Parties agree that the Agreement shall be [****].

3.           In consideration for the covenants, agreements and undertakings made herein, the receipt and sufficiency of which is hereby acknowledged, RedHill (for itself and each of its successors, assigns, parents, subsidiaries, affiliates, attorneys, agents, employees, directors, officers, representatives, or any persons or entities acting on its behalf) hereby releases and discharges Salix from and against any and all claims, liabilities or damages, whether known or unknown, whether present or future, that RedHill had, has or may have against Salix, and hereby waives any right RedHill may have [****],  in each case, relating to or arising out of any [****] of the Agreement, from the beginning of time through the Amendment Effective Date.

4.           Other than with respect to the releases expressly detailed in Section 3 of this Amendment, nothing herein shall prejudice any rights and remedies conferred [****] in accordance with its terms following the Amendment Effective Date.

5.           In accordance with Section 13.7 of the Agreement, the Agreement is hereby amended as follows:

5.1.         Article 1 is hereby amended to include the following definitions:

“Commercially Reasonable Efforts” shall mean, with respect to the efforts and resources to be expended by a Party with respect to any objective or activity under this Agreement, [****].

“Development Plan”  shall mean the development plan prepared by Salix setting out Salix’s plan to Develop [****], as such plan may be amended from time to time by Salix [****], which development plan (and any amendments thereto) shall be provided to RedHill promptly upon completion and, in the case of the initial Development Plan, no later than [****] following the Amendment Effective Date.”

5.2.      Article 3.7.2 is hereby deleted in its entirety and replaced with the following:

“3.7.2     Without limiting the provisions of Section 3.7.1, the Parties acknowledge and agree that, other than as set out in Sections 5.4 and 12.3, Salix has no obligation to Develop or Commercialize any Licensed Product or any obligation to satisfy the conditions to the milestone payments set forth in Section 6.2 or to achieve any particular level of additional consideration or other payments (or additional consideration or other payments payable to Redhill under Section 6.3).”

5.3.      Article 5 is hereby amended by the addition of the following after Section 5.3:

“5.4 Development Diligence. Salix shall use Commercially Reasonable Efforts to pursue the Development of [****] in accordance with the Development Plan.”

5.4.      Section 6.3.1(c) is hereby amended by replacing [****].

5.5.      Section 7.1.1(c) is hereby deleted in its entirety and replaced with the following:

“(c) RedHill shall have the right to be actively involved in the maintenance of Licensed RedHill Patents and License RedHill Know-how. Salix shall provide RedHill with copies of all relevant documentation so that RedHill will be informed of the continuing preparation, filing, prosecution and maintenance of the Licensed RedHill Patents and may comment upon such documentation sufficiently in advance of any filing deadline. Salix shall consider in good faith any comments received from RedHill; provided, however, that if RedHill has not commented upon such documentation in a reasonable time for Salix to sufficiently consider RedHill’s comments prior to a deadline with the relevant government patent office, or Salix must act to preserve the Licensed RedHill Patents, Salix will be free to act without consideration of RedHill’s comments, if any. Salix shall keep RedHill fully informed with respect to any communications with any relevant governmental offices and (i) within [****] of Salix’s receipt thereof, provide to RedHill any written correspondence from any governmental office, and (ii) no later than [****] prior to the submission thereof provide to RedHill any proposed written correspondence to any governmental office, including copies of any and all underlying data to accompany any such correspondence. Salix shall consider in good faith any written comments received from RedHill with respect to such correspondence prior to its submission; provided, however, that if RedHill has not commented upon such correspondence in a reasonable time for Salix to sufficiently consider RedHill’s comments prior to a deadline with respect to such correspondence, Salix will be free to act without consideration of RedHill’s comments, if any. Without derogating from the foregoing, at any time that Salix is not Developing [****] or the Development Plan does not contemplate the Development of [****], Salix shall act in accordance with all comments provided by RedHill in connection with preparation, filing, prosecution and maintenance of the Licensed RedHill Patents, including in preparing any proposed written correspondence to any governmental office and otherwise act in accordance with RedHill’s patent and regulatory strategy as notified timely to Salix’s patent counsel in writing, in each case, unless Salix has a documented and compelling reason not to do so. All of the obligations of Salix set out in this Section 7.1.1(c) shall be subject to (and limited by) its obligations under Applicable Law and under its contractual commitments with any Third Party, including, but not limited to, its obligations of confidentiality and non-disclosure existing as of the Amendment Effective Date.”

5.6.      Section 12.3 is hereby deleted in its entirety and replaced with the following:

“12.3      Additional Termination Rights by RedHill.

12.3.1     In the event that Salix should, at any time during the period beginning [****] following the Effective Date and ending on the date [****], not then be using Commercially Reasonable Efforts to pursue the Development of [****] in accordance with the Development Plan, then RedHill shall be entitled to give Salix notice requiring Salix to commence or resume using Commercially Reasonable Efforts to Develop [****] in accordance with the Development Plan and stating RedHill’s intention to terminate this Agreement if Salix fails to do so. For the avoidance of doubt, RedHill shall be entitled to give such notice more than once, but any such notice may be given only during the period beginning [****] and ending on the date on which [****]. If Salix fails to commence or resume using Commercially Reasonable Efforts to Develop [****], and give notice of such commencement or resumption to RedHill, within [****] after its receipt of such notice (or, if relevant Development activities cannot reasonably be commenced or resumed within such [****] period, if Salix does not commence actions to commence or resume relevant Development activities, and give notice of such commencement to RedHill, within [****] period and thereafter diligently continue such actions or if in any event Salix has not commenced or resumed relevant Development activities, and given notice of such commencement or resumption to RedHill, within [****] after its receipt of such notice), then RedHill shall be entitled, by notice to Salix and without prejudice to any other rights conferred on RedHill by this Agreement and in addition to any other remedies available to RedHill at law or in equity, to terminate this Agreement forthwith.

12.3.2 Without derogating from the foregoing, in the event that Salix shall fail, for any reason,  and even if having used Commercially Reasonable Efforts to do so, to (i)  [****] (ii) [****] (as may be extended on mutual agreement of the Parties), then RedHill shall be entitled to give Salix notice requiring Salix to [****] and stating RedHill’s intention to terminate this Agreement if Salix fails to do so. For the avoidance of doubt, RedHill shall be entitled to give such notice more than once (but not for the same event resulting in Salix’ failure to comply with such matters), but any such notice may be given only during (and with respect to events occurring during) the period beginning on the Amendment Effective Date and ending on the date on which [****]. If Salix fails to [****], in each case, within [****] after its receipt of such notice, then this Agreement shall terminate forthwith.  Such right of termination shall be RedHill’s sole remedy with respect to the breaches described in this Section 12.3.2.

6.           Except as specifically amended herein, the provisions of the Agreement shall continue in full force and effect.

[signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

RedHill Biopharma Ltd.		Salix Pharmaceuticals, Inc.

By:	/s/ Dror Ben-Asher	By:	/s/ Mark McKenna
Name:	Dror Ben-Asher	Name:	Mark McKenna
Title:	CEO	Title:	SVP & GM
Feb. 26, 2018		3.20.2018

By:	/s/ Micha Ben Chorin
Name:	Micha Ben Chorin
Title:	CFO
February 26, 2018

ANNEX A

[****]